SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On July 15, 2004, eDiets Europe Limited (“eDiets Europe”), an affiliate of eDiets.com, Inc., entered into a 15-year exclusive licensing agreement involving eDiets.com’s online diet service in the United Kingdom and Ireland with Tesco Ireland Limited (“Tesco”). Under terms of the agreement, Tesco acquired exclusive rights to use eDiets.com’s personalized diet technology in the United Kingdom and Ireland. As consideration for the rights and the existing eDiets.com business in the UK and Ireland, Tesco made an upfront payment of £2.0 million (approximately $3.7 million USD) and will pay ongoing royalties. Tesco is a wholly-owned subsidiary of Tesco plc, a company located in the United Kingdom. eDiets.com, Inc. issued a press release describing the transaction on July 16, 2004, a copy of which is attached as Exhibit 99.1.

In addition, on July 15, 2004, eDiets BVI, Inc., an affiliate of eDiets.com, Inc., acquired all of the securities of eDiets Europe owned by Unislim Ireland Limited, Unislim Clubs Limited and Ciaran McCourt, a director of eDiets.com, Inc. and the Managing Director of eDiets Europe, for approximately $1,529,000 USD and 255,605 shares of restricted common stock of eDiets.com, Inc. As a result, eDiets Europe has become a wholly-owned subsidiary of eDiets BVI, Inc. eDiets.com, Inc. issued a press release describing the transaction on July 16, 2004, a copy of which is attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Chief Financial Officer

Date: July 19, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated July 16, 2004.

99.2	Press Release dated July 16, 2004.